Exhibit 99.1
SACHEM CAPITAL PROVIDES FOURTH QUARTER and FULL YEAR 2025 BUSINESS UPDATE

BRANFORD, Conn., February 12, 2026 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, today provided an update on the Company’s recent portfolio and financing activities, and preliminary results for the fourth quarter and full year ended December 31, 2025.

John Villano, CPA, the Company’s Chief Executive Officer, commented, “We closed 2025 with meaningful progress on our portfolio initiatives, completing two important transactions in the fourth quarter. First, we sold our Westport, Connecticut office asset and used the proceeds to strengthen our liquidity and balance sheet. Second, subsequent to the quarter end, we accomplished a significant step in addressing our legacy Naples, Florida exposure by acquiring the underlying condominium assets and, through our Urbane Capital subsidiary, have assumed the active management, development, and monetization of those assets. Additionally, in early 2026, we extended our Needham credit facility, further strengthening our liquidity and balance sheet flexibility. We remain focused on disciplined capital allocation as we position Sachem to drive long-term shareholder value.”

Portfolio and Financing Activities

Sale of Westport, Connecticut Office Asset

During the fourth quarter of 2025, the Company successfully completed the sale of its office property located in Westport, Connecticut. The transaction closed on December 31, 2025, generating net cash proceeds of approximately $19.9 million and realized a book gain of approximately $4.0 million. Proceeds from the sale further strengthened the Company’s liquidity position and balance sheet and provide additional flexibility to support portfolio optimization and capital deployment initiatives.

The Westport asset was sourced, managed, and executed through Urbane Capital, the Company’s in-house development and asset management platform.

Update on Naples, Florida Assets and Subsequent Events

On February 5, 2026, the Company completed a noncash exchange transaction to acquire 100% of the membership interests of the entity holding the condominium assets associated with its legacy Naples, Florida mortgage loan held for investment having net book value, principal and accrued but unpaid interest and fees, of approximately $39.9 million.

The acquired assets include:

•The condominium association,
•Three completed condominium units, which are expected to be remarketed for sale immediately under renewed marketing efforts, and
•The southern parcel, which is entitled for the development of four additional condominium units. The Company intends to commence construction and marketing activities for these units, with anticipated sales occurring over the next 18 to 24 months, subject to market conditions.

At closing, the transaction did not result in a material gain or loss relative to the Company’s net book value of the related assets.

Following the transaction, Urbane Capital, subsidiary of the Company, has assumed responsibility for the active management, development, and monetization of the condominium assets described above, consistent with its role in overseeing the Company’s owned real estate and development initiatives.

In addition, the Company retained and further enhanced its interest in the existing approximate $12.3 million first mortgage secured by a separate and unrelated waterfront development parcel in Naples. The Company does not control or manage development activities related to the waterfront parcel and is not assuming development responsibility for that asset. The Company will continue to monitor this loan held for investment with respect to this parcel in its capacity as a senior secured lender, consistent with its objective of protecting principal and maximizing value.

Management believes that consolidating control of the condominium assets while maintaining a secured lender position on the waterfront parcel simplifies the overall capital structure, enhances execution clarity, and positions the Company to actively manage and monetize the assets it directly controls over time.

Credit Facility Update

Subsequent to year end, on January 21, 2026, the Company entered into Amendment No. 2 to its Credit, Security and Guaranty Agreement with Needham Bank, as administrative agent, and the lenders party thereto, with respect to the Company’s $50.0 million revolving credit facility. The amendment extends the stated maturity of the facility from March 2, 2026 to March 2, 2028, and provides the Company with the ability to request an additional one-year extension to March 2, 2029, subject to lender consent and customary conditions. All other material terms of the credit facility remain unchanged.

The extension enhances the Company’s liquidity profile and provides additional balance sheet flexibility as it continues to manage its portfolio and capital allocation strategy.

Preliminary Results year ended December 31, 2025

Net income attributable to common shareholders for 2025 is expected to be within a range of $0.01 to $0.04 per share compared to net loss attributable to common shareholders of $0.93 per share for 2024.

Book value per common share

Book value per common share for the year ended December 31, 2025, is expected to be within a range of $2.43 to $2.46, a decrease from the book value per share as of December 31, 2024 of $2.64. The decrease in book value is due to cash dividends declared and paid for the year ended December 31, 2025 on issued and outstanding shares of common and Series A Preferred Stock in excess of net income for the year ended December 31, 2025.

About Sachem Capital Corp

Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., one to three years), secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Every loan is secured by a first mortgage lien on real estate and is usually personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2024 filed with the U.S. Securities and Exchange Commission on March 31, 2025, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

Investor & Media Contact:
Email: investors@sachemcapitalcorp.com